EXHIBIT 22
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REGISTRANT'S SUBSIDIARIES
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The following list sets forth the subsidiaries of Registrant, the state or country of incorporation or organization of each, and the names under which the subsidiaries do business. All of the listed subsidiaries are included in the consolidated financial statements of the Registrant. Unless otherwise indicated, all the subsidiaries are wholly-owned by the Registrant either directly or indirectly through one or more intermediaries.
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

COMPANY NAME                                            JURISDICTION                    OWNERSHIP
-------------------------                               -----------------               -----------
Molex US Inc.					                                     	Delaware, U.S.A.		              100.0%
  Molex Caribe Inc.				                                	Delaware, U.S.A.		              100.0%
  Molex-ETC Inc.					                                   Delaware, U.S.A.		              100.0%
    ETC Leasing Inc.					                               Delaware, U.S.A.		              100.0%
  Molex S.A. de C.V.				                               	Mexico				                      100.0%
Molex International, Inc.                               Delaware, U.S.A.                100.0%
  Ulti-Mate, Inc                                        California, U.S.A.              100.0%
  Molex Eletronica Ltda.                                Brazil                          100.0%
  Molex da Amazonia Ltda.			                           	Brazil				                      100.0%
  Molex Brazil					                                    	Brazil				                      100.0%
  Molex Electronics Ltd.                                Canada                          100.0%
  Dongguan Molex South-China Connector Co. Ltd.         China (P.R.C.)                   95.0%
  Molex (Shanghai) Co., Ltd.				                        China (P.R.C.)			                95.0%
  Molex Eastern Europe S.A. dba Molex France		          France				                      100.0%
  Molex Holding GmbH                                    Germany                         100.0%
    Molex Slovakia Management                           Germany                         100.0%
    Molex Elektronik GmbH                               Germany                         100.0%
    Molex Services GmbH                                 Germany                         100.0%
    Molex GmbH                                          Germany                         100.0%
  Molex Hong Kong/China Ltd.			                        	Hong Kong			                    100.0%
  Molex (India) Ltd.					                               India				                        95.0%
  Mafatlal Micron				                                  	India				                        51.0%
  Molex Italia S.p.A.				                              	Italy				                       100.0%
  Zetronic S.p.A.                                       Italy                           100.0%
  Molex-Japan Co., Ltd.				                            	Japan				                       100.0%
  Molex (Malaysia) Sdn. Bhd.			                        	Malaysia			                     100.0%
  MEC Malaysia JV				                                  	Malaysia			                      64.0%
  Molex de Mexico S.A. de C.V.				                      Mexico				                      100.0%
  Molex B.V.					                                      	Netherlands			                  100.0%
  Molex European Distribution Center B.V.	             	Netherlands			                  100.0%
  Molex Interconnect AG (MIAG)			                      	Netherlands			                  100.0%
    Molex Deutschland GmbH                              Germany                         100.0%
  Moltech					                                         	Poland				                       48.0%
  Molex Far-East South Management Pte. Ltd.           		Singapore			                    100.0%
  Molex Singapore Pte. Ltd.			                         	Singapore			                    100.0%
  Moltes s.r.o.					                                   	Slovak Republic			               48.0%
  Sylex s.r.o.				                                    		Slovak Republic			               45.0%
  Molex South Africa (Pty.) Ltd.                        South Africa                     87.0%
  Molex Korea Co., Ltd.				                            	South Korea			                  100.0%
  Molex Svenska A.B.			                               		Sweden				                      100.0%
  Molex Ireland Ltd.				                               	Ireland				                     100.0%
    Smithstown Light Engineering Ltd.		                	Ireland				                      50.0%
  Molex Taiwan Ltd.				                                	Taiwan (R.O.C.)			              100.0%
  Molex (Thailand) Ltd.                                 Thailand                         94.75%
  Molex Electronics Ltd.                                United Kingdom                  100.0%
Beta Phase, Inc.				                                   	Delaware, U.S.A.		              100.0%
Molex Fiber Optics Inc.                                 Illinois, U.S.A.                100.0%
Mod-Tap W Corp.                                         Delaware, U.S.A.                100.0%
  Mod-Tap NA Corp.				                                 	Massachusetts, U.S.A.		         100.0%
  Mod-Tap System Europe SARL                            France                          100.0%
  Mod-Tap Limited				                                  	United Kingdom			               100.0%
  Mod-Tap (Australia) Pty. Limited		                   	Delaware, U.S.A.		              100.0%
    Mod-Tap Asia Pacific Pty Ltd                        Australia                       100.0%
  Mod-Tap GmbH                                          Germany                         100.0%
  Mod-Tap Japan Limited                                 Delaware, U.S.A.                100.0%
  Mod-Tap Far East Limited			                          	Delaware, U.S.A.		              100.0%
  Mod-Tap Sp. z.o.o.			                               		Poland				                      100.0%
Silent Systems, Inc.				                               	Massachusetts, U.S.A.		         100.0%
Cardell Corporation				                                	Michigan, U.S.A.		              100.0%
Molex Connector Corp.				                              	Delaware, U.S.A.		              100.0%
Molex Manufacturing				                                	Delaware, U.S.A.		              100.0%
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